CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): October 19, 2012

Viropro, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-06718	13-3124057
(State or other
jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

12740 Danielson Court, Suite F, Poway, California 92064
(Address of principal executive offices (zip code))

(949) 725-2969
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 5 Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers

On October 17, 2012, Mr. Emilio Binavince and Dr. Scott Brown resigned as members of our Board of Directors, and on October 19, 2012 Dr. Rajiv Datar resigned as a member of our Board of Directors, leaving Ms. Cynthia Tsai as our only remaining director.

As authorized by Nevada law and our Articles of Incorporation, Ms. Tsai, as the sole director, appointed Dr. Ken Sorensen, Dr. Ann Rose and Ms. Michelle Peake as the new directors to fill the vacancies created by the resignations, until the next shareholder meeting at which directors shall be elected and qualified.

We are not aware of any transaction involving an amount exceeding $120,000, since the beginning of our last fiscal year, or any currently proposed transaction, in which we are or will be a participant that any of the new directors had or will have a direct or indirect material interest.  Additionally, we do not have any arrangements with the new directors.

Set forth below is information on the business backgrounds of each of Dr. Ken Sorensen, Dr. Ann Rose and Ms. Michelle Peake.

Dr. Ann H. Rose is President/CEO of ViCro, a boutique consulting company, which draws upon a consortium of experts in a variety of science, business and regulatory matters to enable companies and academic institutions bring their biomedical products expeditiously through the regulatory approval and/or compliance processes and onto the world market. The company and the consortium it represents have broad experience in the area of drugs, biologics, medical devices and functional foods. Prior to founding ViCro, Dr. Rose was invited to join the staff of the U.S. Congress in 1981 as a health technology analyst, where she influenced congressional health policy decision-making. From 1983 –1987, at the behest of the Reagan Administration, she joined the Department of Health and Human Service (DHHS) Office of the Secretary and the Assistant Secretary for Health, as a scientific and policy analyst. During her tenure she had liaison and oversight responsibilities for the Food and Drug Administration, the Centers for Disease Control, and the National Institutes of Health. She also served as Deputy to the Department’s Science Advisor. During her tenure @ DHHS, she was involved in structuring several sentinel pieces of legislation, e.g. the 1983 Orphan Drug Act, which fosters development of treatments for rare diseases and the 1986 Technology Transfer Act that has major impact on how federal laboratories, academia and industry do business together. Dr. Rose was charged with forming the first interdepartmental Task Force on AIDS and held a key role in the licensing of the initial HIV blood test and government-supported AIDS drug development candidates. In addition she represented the Secretary on several inter-agency task forces and committees e.g. biotechnology, risk assessment/risk management, dietary supplements, patents, environmental issues and commerce. Following her government experience, Dr. Rose worked in senior management/corporate officer positions in the pharmaceutical and biotechnology industries. Prior to coming to WDC, Dr. Rose held academic positions @ the University of Houston and The University of Texas and was involved in extensive community public health projects.  Dr. Rose earned her doctorate degree from University of Texas, in public health/epidemiology and a MS from Purdue University and a BA from Hunter College. She is well published, is a member of several Advisory Boards and has received numerous awards.

Ms. Michelle Peake has 17 years of international experience in biotechnology, specializing in cGMP manufacture, protein purification and fill/finish, including process development.  Ms. Peake also has experience in laboratory design and build, including the design and construction of a cGMP compliant biologics manufacturing facility in Penang, Malaysia and obtaining cGMP accreditation for a facility in the United Kingdom. Currently, Ms. Peake is the CEO of Alpha Biologics Sdn Bhd - a position she gained after being promoted from various positions with the company that she has held since 2003.  While working at Alpha, she helped develop and manage the design and construction of a manufacturing facility, build the Company's initial sale and client  base and explored funding/licensing and collaboration opportunities.  She also managed Alpha's wholly owned subsidiary.  Additionally, she was responsible for obtaining all required regulatory approvals, including the cGMP manufacture of client products for use in human clinical trials.  Ms. Peake also liason with various government departments and organizations to help implement Malaysia's biotech policy.  Prior to joining Alpha, Ms. Peake was the manufacturing supervisor at Xenova PLC in Cambridge, UK, where she often assumed responsibility for the Clinical Trials Manufacturing Facility when the senior development leader was unavailable and assisted with the manufacture of clinical trial material to cGMP for viral protein products including work in both Upstream and Downstream areas. Prior to Xenova, Ms. Peake was the Process Development/cGMP Scientist at Cantab Pharmaceuticals in Cambridge, UK.  At Cantab, Ms. Peake helped develop analyze downstream purification for viral and protein products and coordinated research, upstream, downstream and collaborated for Gene Therapy Projects.  Ms. Peake was also a Development/Production Scientist for Agen Biomedical Limited in Queensland, Australia where she was a development product scientist for a Feline Immunodeficiency Virus (FIV) test and did stability and clinical trials for HIV, endotoxin and D-dimer whole blood agglutination assyas.  Ms. Peake received her BScJ Bachelor of Science with Japanese Chemistry, Chemical Physics, Physics and Biological Chemistry from Griffith University in Queensland, in 1993.

Kenneth A. Sorensen, Ph.D., Patent Agent focuses on scientific due diligence, intellectual property analysis, market analysis, technology/IP Valuations, and research to identify appropriate corporate partners other business development and management support activities for portfolio companies.  As a researcher at the Salk Institute in La Jolla, he was an Amgen and a Damon Runyon Fellow, conducting independent research in brain development.   Dr. Sorensen is a registered U.S. Patent Agent, serving at the U.S. Patent office in Washington, D.C. as a Patent Examiner in the biotechnology division and serving on the EST commission, a policy steering body that addressed patent issues surrounding the Human Genome Project and created the platform on which genomic patents are issued.  Prior to joining Array Capital, LLC, Dr. Sorensen worked for M & Co., a New York based investment firm, where he managed a Private Equity Life Science Fund (Ariane Health, LDC). He was also lead manager for a number of biotechnology financings and mergers/aquisitions (incl. Ontogeny, Netgenics, Physiome, Avalon Pharmaceuticals, etc).  Dr. Sorensen’s scientific credentials include dual bachelor’s degrees from the University of Kansas, a Ph.D. in developmental neurobiology (molecular and cellular biology) from the University of Arizona, and published research in numerous scientific journals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPRO, INC.

By:	/s/ Cynthia Tsai
Name:	Cynthia Tsai
Title:	Chairman & CEO

Dated: October 19, 2012